Exhibit 99.1

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

On June 1, 2015, TravelCenters of America LLC and three of its subsidiaries, which we refer to collectively as we, our, us, or TA, entered into a Transaction Agreement with our principal landlord, Hospitality Properties Trust, and four of its subsidiaries, which we refer to collectively as HPT, as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2015. The transactions contemplated by the Transaction Agreement, include (i) the amendment and restatement of our lease with HPT for 144 properties, which we refer to as the Prior TA Lease, (ii) the sale of properties and other assets to, and our lease back of those properties and assets from, HPT, (iii) the purchase of properties from HPT and (iv) the sale to HPT of five travel centers upon the completion of their development, which was then expected to be completed before June 30, 2017, at a purchase price equal to their development costs, including the cost of land, which costs were estimated to be not more than $118.0 million in the aggregate, and our lease back of these properties from HPT.

On June 22, 2016, we entered into a First Amendment to Transaction Agreement, or the Amendment, with HPT to, among other things, replace one of the five development properties that we had agreed to sell to and lease back from HPT with two alternative existing travel centers owned by us.

Since June 1, 2015, we completed certain of the transactions contemplated by the Transaction Agreement and the Amendment as summarized below:

•                  On June 9, 2015, the Prior TA Lease was expanded and subdivided into four new leases, which we refer to collectively as the New TA Leases. The initial terms for the New TA Leases end on December 31, 2026, 2028, 2029 and 2030. Each of the New TA Leases grants us two renewal options of 15 years each.

•                  On June 9, 2015, HPT purchased from us, for $183.4 million, 10 travel centers we owned and certain assets we owned at eight properties we leased from HPT under the Prior TA Lease. HPT leased back these properties to us under the New TA Leases. Our annual rent increased by $15.8 million as a result of the sale and leaseback of properties completed on June 9, 2015.

•                  On June 9, 2015, we purchased from HPT, for $45.0 million, five travel centers that we previously leased from HPT under the Prior TA Lease. Our annual rent decreased by $3.9 million as a result of our completion of the purchase of these properties.

•                  On June 16, 2015, HPT purchased from us, for $24.4 million, one travel center we owned and certain assets we owned at another travel center that we lease from HPT under one of the New TA Leases and HPT leased back the travel center and assets to us under two of the New TA Leases. Our annual rent increased by $2.1 million as a result of the sale and leaseback of the travel center and assets completed on June 16, 2015.

•                  On June 23, 2015, HPT purchased from us, for $20.1 million, one travel center we owned and certain assets we owned at another travel center that we lease from HPT under one of the New TA Leases and HPT leased back the travel center and assets to us under two of the New TA Leases. Our annual rent increased by $1.7 million as a result of the sale and leaseback of the travel center and assets completed on June 23, 2015.

•                  On September 23, 2015, HPT purchased from us, for $51.5 million, two travel centers we owned and certain assets we owned at another travel center that we lease from HPT under one of the New TA Leases and HPT leased back the two travel centers and assets to us under three of the New TA Leases. Our annual rent increased by $4.4 million as a result of the sale and leaseback of the travel center and assets completed on September 23, 2015.

•                  On March 31, 2016, HPT purchased from us, for $19.7 million, one travel center we developed and owned and HPT leased back the travel center to us under one of the New TA Leases. Our annual rent increased by $1.7 million as a result of the sale and leaseback of the travel center completed on March 31, 2016.

•                  On June 22, 2016, pursuant to the Amendment, HPT purchased from us, for $23.9 million, two travel centers we owned and HPT leased back these two travel centers to us under two of the New TA Leases. Our annual rent increased by $2.0 million as a result of the sale and leaseback of the travel centers completed on June 22, 2016.

•                  On June 30, 2016, HPT purchased from us, for $22.3 million, one travel center we developed and owned, and HPT leased back the travel center to us under one of the New TA Leases. Our annual rent increased by $1.9 million as a result of the sale and leaseback of the travel center completed on June 30, 2016.

As of June 30, 2016, after giving effect to the above referenced transactions completed through that date, we leased a total of 157 properties from HPT under the New TA Leases.

The pro forma financial statements included herein include adjustments related to the amendments to the terms of our leases with HPT and our purchase of assets and our sale and lease back of assets on June 9, 2015, June 16, 2015, June 23, 2015, September 23, 2015, March 31, 2016, June 22, 2016, and June 30, 2016. The pro forma financial statements do not reflect adjustments related to the future sale and lease back of the remaining two properties we expect to sell to HPT after we have completed the construction of travel centers at those properties, as contemplated in the Transaction Agreement. The pro forma financial statements also do not reflect adjustments to rent payable to HPT as a result of our sales to HPT during the periods presented of improvements at properties that we lease from HPT, for periods prior to the dates HPT purchased such improvements. Such improvements totaled $20.6 million during the three months ended March 31, 2016, and $99.9 million during the year ended December 31, 2015, and, in accordance with the leases, annual minimum rent at the time HPT purchased these improvements was increased by 8.5% of the amount of the improvements purchased by HPT. No pro forma adjustments have been made to reflect the results of operations for periods prior to our acquisitions of the travel centers and convenience stores we acquired from parties other than HPT during the periods presented, or to eliminate the one time acquisition costs related to such acquisition activities. For the three months ended March 31, 2016, and the year ended December 31, 2015, we incurred $1.0 million and $5.0 million of acquisition costs, respectively.

The adjustments to the pro forma condensed consolidated balance sheet as of March 31, 2016, assume that these transactions occurred on that date. The adjustments to the pro forma condensed consolidated statements of income for the three months ended March 31, 2016, and for the year ended December 31, 2015, assume that these transactions occurred on January 1, 2015. The pro forma financial statements are primarily based on, and should be read in conjunction with, our audited consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2015, which we refer to as our Annual Report, and our unaudited consolidated financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which we refer to as our Quarterly Report.

The historical consolidated financial information of TA has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations. The pro forma financial statements should be read in conjunction with the accompanying notes.

Travel Centers of America LLC

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	March 31, 2016 (as reported)	Transaction adjustments	Note	March 31, 2016 pro forma
Assets
Current assets:
Cash and cash equivalents	$129,604	$46,173	2(a)	$175,777
Accounts receivable (less allowance for doubtful accounts of $761)	108,859	—		108,859
Inventory	184,803	—		184,803
Other current assets	42,310	—		42,310
Total current assets	465,576	46,173		511,749

Property and equipment, net	1,030,026	(34,321)	2(b)	995,705
Goodwill and intangible assets, net	110,743	—		110,743
Other noncurrent assets	31,625	—		31,625
Total assets	$1,637,970	$11,852		$1,649,822

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$129,023	$—		$129,023
Current HPT Lease liabilities	37,465	984	2(c)	38,449
Other current liabilities	164,420	—		164,420
Total current liabilities	330,908	984		331,892

Long term debt	316,696	—		316,696
Noncurrent HPT Lease liabilities	382,000	10,868	2(c)	392,868
Other noncurrent liabilities	67,696	—		67,696
Total liabilities	1,097,300	11,852		1,109,152

Total shareholders’ equity	540,670	—		540,670
Total liabilities and shareholders’ equity	$1,637,970	$11,852		$1,649,822

Travel Centers of America LLC

Pro Forma Condensed Consolidated Statements of Income (Unaudited)

Three months ended March 31, 2016

(in thousands, except per share data)

	As reported	Transaction adjustments	Note	Pro forma
Revenues:
Fuel	$709,528	$—		$709,528
Nonfuel	450,646	—		450,646
Rent and royalties from franchisees	4,276	—		4,276
Total revenues	1,164,450	—		1,164,450

Cost of goods sold (excluding depreciation):
Fuel	617,827	—		617,827
Nonfuel	206,331	—		206,331
Total cost of goods sold	824,158	—		824,158

Operating expenses:
Site level operating	234,050	—		234,050
Selling, general and administrative	30,966	—		30,966
Real estate rent	63,529	1,153	2(d)	64,682
Depreciation and amortization	20,525	(203)	2(e)	20,322
Total operating expenses	349,070	950		350,020

Loss from operations	(8,778)	(950)		(9,728)

Acquisition costs	969	—		969
Interest expense, net	6,821	—		6,821
Income from equity investees	947	—		947
Loss before income taxes	(15,621)	(950)		(16,571)
Benefit for income taxes	5,677	370	2(f)	6,047
Net loss	$(9,944)	$(580)		$(10,524)

Net loss per common share:
Basic and diluted	$(0.26)	$(0.02)		$(0.28)

Travel Centers of America LLC

Pro Forma Condensed Consolidated Statements of Income (Unaudited)

Year Ended December 31, 2015

(in thousands, except per share data)

	As reported	Transaction adjustments	Note	Pro forma
Revenues:
Fuel	$4,055,448	$—		$4,055,448
Nonfuel	1,782,761	—		1,782,761
Rent and royalties from franchisees	12,424	—		12,424
Total revenues	5,850,633	—		5,850,633

Cost of goods sold (excluding depreciation):
Fuel	3,640,954	—		3,640,954
Nonfuel	819,995	—		819,995
Total cost of goods sold	4,460,949	—		4,460,949

Operating expenses:
Site level operating	885,646	—		885,646
Selling, general and administrative	121,767	—		121,767
Real estate rent	231,591	13,554	2(d)	245,145
Depreciation and amortization	72,383	(4,673)	2(e)	67,710
Total operating expenses	1,311,387	8,881		1,320,268

Income from operations	78,297	(8,881)		69,416

Acquisition costs	5,048	—		5,048
Interest expense, net	22,545	(1,846)	2(d)	20,699
Income from equity investees	4,056	—		4,056
Loss on extinguishment of debt	10,502	(10,502)	2(g)	—
Income before income taxes	44,258	3,467		47,725
Provision for income taxes	16,539	1,349	2(f)	17,888
Net income	$27,719	$2,118		$29,837

Net income per common share:
Basic and diluted	$0.72	$0.06		$0.78

TravelCenters of America LLC

Notes to Condensed Consolidated Pro Forma Financial Statements (Unaudited)

(In thousands, unless indicated otherwise)

Note 1.         Basis of Presentation

The condensed consolidated pro forma financial statements were derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles, and should be read in conjunction with our Annual and Quarterly Reports. The pro forma financial statements are presented for informational purposes only and are not necessarily indicative of what our results of operations actually would have been had the transaction been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project our future operating results. The accompanying pro forma financial statements do not reflect adjustments related to the expected sale and lease back of the two remaining properties we agreed to sell to HPT after we have completed the construction of travel centers at those properties.

Note 2. Pro Forma Transaction Adjustments

The condensed consolidated pro forma financial statements were prepared based on our historical consolidated financial statements and include adjustments for the amendments to the terms of our leases with HPT and our purchase of assets and our sale and lease back of assets on June 9, 2015, June 16, 2015, June 23, 2015, September 23, 2015, March 31, 2016, June 22, 2016, and June 30, 2016.

The historical consolidated financial information of TA has been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations. The pro forma statements of income do not reflect the one time transaction related expense adjustment described in note (g) below.

Pro Forma Balance Sheet Adjustments

(a)               Cash

The adjustment to cash totaling $46,173 is comprised of proceeds from the sales to HPT of three travel centers completed on June 22, 2016 and June 30, 2016. The pro forma statements of income do not assume investment income related to the net increase in cash from the transactions.

(b)               Property and equipment, net

The adjustment to property and equipment, net totaling $34,321 reflects the sales of three travel centers to HPT completed on June 22, 2016 and June 30, 2016.

(c)                Deferred Gain

In conjunction with the sale of two travel centers we recognized an aggregate deferred gain of $11,852 which is to be amortized as a reduction to rent expense over the term of the respective leases on a straight line basis.

The deferred gain is comprised as follows:

Total deferred gain	$11,852
Less: current portion of deferred gain	984
Long term deferred gain	$10,868

Pro Forma Statements of Income Adjustments

(d)               Real estate rent

The increase in our annual base rent payable to HPT as a result of the sale and lease back and purchase transactions described above is calculated as follows:

Proceeds from the sales of 14 travel centers and certain assets at 11 properties during 2015	$279,382
Less: Purchase price of five travel centers	(45,042)
Net proceeds from transaction	234,340
Rent increase rate	8.6%
Net increase in annual base rent from 2015 transactions	20,153

Proceeds from the sales of two development properties and two travel centers during 2016	65,856
Rent increase rate	8.5%
Increase in annual base rent from 2016 transactions	5,598

Total net increase in annual base rent	$25,751

Adjustments to real estate rent expense consisted of the following:

	Three Months Ended March 31, 2016	Year Ended December 31, 2015(1)
Increase in base rent due to sale and lease back and purchase transactions	$1,399	$13,995
Add: HPT rent previously classified as interest expense	—	1,846
Add: HPT rent previously charged against the sale leaseback financing obligation	—	704
Pro forma increase in real estate rent	1,399	16,545
Less: Amortization of deferred gain	(246)	(4,869)
Add: Amortization of other existing deferred rent credits over longer amended lease terms	—	1,878
Net adjustment to real estate rent expense	$1,153	$13,554

(1) On June 9, 2015, June 16, 2015, June 23, 2015, and September 23, 2015, we completed certain of the transactions contemplated by the Transaction Agreement, as described above. Our historical results for the year ended December 31, 2015, include the effects of those completed transactions from those respective dates.

Taking into account the transactions completed on June 22, 2016 and June 30, 2016, our annual run rate rent expense as of March 31, 2016 was as follows:

Annual rent payments obligation	$274,125
Adjustments:
Less: Amortization of deferred gain	(9,920)
Less: Net amortization of deferred rent credits and accruals	(6,845)
Less: Portion of rent payment recognized as principal and interest payments related to sale leaseback financing obligation	(2,138)
Annual run rate rent expense as of March 31, 2016	$255,222

The annual run rate rent expense as of March 31, 2016, does not take into account future increases in rent that may result from sales of improvements to HPT and from percentage rent.

(e)                Depreciation and amortization

Adjustments to depreciation and amortization expense in the pro forma statements of income consisted of the following:

	Three Months Ended March 31, 2016	Year Ended December 31, 2015
Adjustment to remove depreciation expense related to the assets sold to HPT	$(203)	$(4,360)
Adjustment to remove depreciation expense related to properties that qualified for sale leaseback accounting effective June 1, 2015	—	(313)
	$(203)	$(4,673)

(f)                 Provision for income taxes

The pro forma transaction adjustments have been tax affected at a blended statutory federal and state income tax rate of 38.9%.

(g)                Loss on extinguishment of debt

The purchase of five properties on June 9, 2015, that we formerly leased from HPT and subleased to franchisees, resulted in a loss on extinguishment of debt of $10,502 because the lease of these properties had been accounted for as a financing and the purchase prices paid for the properties exceeded the unamortized balance of the sale leaseback financing obligation. This loss on extinguishment of debt is eliminated and not reflected in the pro forma statements of income because it is non-recurring.